--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 12, 1998

                                ----------------

                            MOHAWK INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                   01-19826                     52-1604305
     (STATE OR OTHER        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
     JURISDICTION OF                                           IDENTIFICATION
     INCORPORATION OR                                             NUMBER)
      ORGANIZATION)

                         160 SOUTH INDUSTRIAL BOULEVARD
                             CALHOUN, GEORGIA 30701
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                                 (706) 629-7721
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On November 12, 1998, Mohawk Industries, Inc. ("Mohawk") consummated the acquisition of World Carpets, Inc. ("World") by means of the merger (the "Merger") of WC Acquisition Corp. ("WC"), a wholly owned subsidiary of Mohawk, with and into World, with the result that World is the surviving entity resulting from the Merger and is operating, as a wholly owned subsidiary of Mohawk, the business in which it engaged prior to the Merger. World is in the business of manufacturing, designing and selling broadloom carpet.

The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of October 22, 1998, by and among Mohawk, WC and World (the "Merger Agreement"). Pursuant to the Merger Agreement, each outstanding share of capital stock of World outstanding immediately preceding the Merger, was converted into shares of common stock, $.01 par value per share ("Mohawk Common Stock"), of Mohawk. In the Merger, Mohawk issued 4,899,992 shares of Mohawk Common Stock to World shareholders (and cash in lieu of fractional shares). On November 12, 1998, the Securities and Exchange Commission declared effective a registration statement to register for resale all of these shares from time to time. The Merger will be accounted for under the pooling-of-interests basis of accounting. The foregoing is qualified in its entirety by reference to the Merger Agreement, the full text of which is filed as Exhibit 2.1 hereto and incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a) Financial Statements of Business Acquired:
    Report of Independent Accountants......................................   4
    Consolidated Balance Sheet as of June 28, 1998.........................   5
    Consolidated Statement of Operations for the year ended June 28, 1998..   6
    Consolidated Statement Changes in Shareholders' Equity for the year
     ended June 28, 1998...................................................   7
    Consolidated Statement of Cash Flows for the year ended June 28, 1998..   8
    Notes to Consolidated Financial Statements.............................   9
  (b) Pro Forma Financial Information:
    Pro Forma Condensed Consolidated Financial Information.................  18
    Pro Forma Condensed Consolidated Balance Sheet as of September 26, 1998
     (Unaudited)...........................................................  19
    Notes to Pro Forma Condensed Consolidated Balance Sheet................  20
    Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended September 26, 1998 (Unaudited)...........................  21
    Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1997 (Unaudited)...................................  22
    Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1996 (Unaudited)...................................  23
    Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1995 (Unaudited)...................................  24
    Notes to Pro Forma Condensed Consolidated Statements of Earnings.......  25
  (c) Exhibits

        EXHIBITS
         NUMBER                           DESCRIPTION
        --------                          -----------
          2.1    Merger Agreement (incorporated by reference to Appendix A of the Mohawk Registration Statement on Form S-3 (Registration
                 No. 333-66061) as filed with the Securities and Exchange
                 Commission on October 23, 1998).
          23     Consent of Independent Accountants.

                       REPORT OF INDEPENDENT ACCOUNTANTS

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of World Carpets, Inc. and its subsidiary (the "Company") at June 28, 1998, and the results of their operations and their cash flows for the year ended June 28, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
September 21, 1998

                              WORLD CARPETS, INC.

                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS OF DOLLARS EXCEPT FOR SHARE AMOUNTS)

                                                                      JUNE 28,
                                                                        1998
                                                                      --------
                               ASSETS
Current assets
  Cash and restricted cash........................................... $    145
  Accounts receivable, less allowance for doubtful accounts of
   $1,777............................................................   53,918
  Inventories........................................................   75,770
  Prepaid expenses...................................................      355
  Deferred income taxes..............................................   10,890
                                                                      --------
    Total current assets.............................................  141,078
Property, plant and equipment, net...................................   71,283
Other assets.........................................................    8,867
                                                                      --------
                                                                      $221,228
                                                                      ========
                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Book overdraft..................................................... $  6,712
  Current maturities of long-term debt...............................    5,570
  Accounts payable...................................................   36,078
  Accrued liabilities................................................   15,133
  Estimated product claims...........................................    4,658
                                                                      --------
    Total current liabilities........................................   68,151
Long-term debt, less current maturities..............................   78,971
Estimated product claims.............................................      968
Deferred income taxes................................................    1,920
                                                                      --------
                                                                       150,010
                        SHAREHOLDERS' EQUITY
Class A Preferred Stock, voting, 8% cumulative, $100 par value,
 1,000,000 shares authorized; 3,000 shares issued and outstanding....      300
Class B Preferred Stock, nonvoting, 10% noncumulative, $100 par val-
 ue,
 100,000,000 shares authorized; 190,080 shares issued; 151,280 shares
 outstanding.........................................................   19,008
Class C Common Stock, nonvoting, no par value, $100 stated value,
 100,000,000 shares authorized; 126,920 shares issued and outstand-
 ing.................................................................   12,692
Retained earnings....................................................   43,098
                                                                      --------
                                                                        75,098
Less treasury stock, 38,800 shares of Class B Preferred Stock, at
 cost................................................................   (3,880)
                                                                      --------
                                                                        71,218
                                                                      --------
Commitments and contingencies........................................      --
                                                                      --------
                                                                      $221,228
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

                              WORLD CARPETS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                                      YEAR ENDED
                                                                       JUNE 28,
                                                                         1998
                                                                      ----------
Net sales............................................................  $430,932
                                                                       --------
Costs and expenses
  Cost of goods sold.................................................   337,849
  Selling, warehousing and distribution expenses.....................    60,562
  General and administrative expenses................................    17,504
                                                                       --------
                                                                        415,915
                                                                       --------
Income from operations...............................................    15,017
Interest expense.....................................................    (8,094)
Other income, net....................................................     2,209
                                                                       --------
Income before income taxes...........................................     9,132
Benefit from income taxes............................................     2,155
                                                                       --------
Net income...........................................................  $ 11,287
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

                              WORLD CARPETS, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
              (IN THOUSANDS OF DOLLARS EXCEPT FOR SHARE AMOUNTS)

                             CLASS A            CLASS B         CLASS C
                         PREFERRED STOCK    PREFERRED STOCK  COMMON STOCK
                         -----------------  --------------- ---------------
                                                                            RETAINED TREASURY
                         SHARES    AMOUNT   SHARES  AMOUNT  SHARES  AMOUNT  EARNINGS  STOCK   TOTAL
                         --------  -------  ------- ------- ------- ------- -------- -------- ------
 Balance at June 29,
  1997..................    3,000   $   300 190,080 $19,008 126,920 $12,692  31,835   (3,880) 59,955
                         --------   ------- ------- ------- ------- -------  ------   ------  ------
 Dividends paid.........                                                        (24)             (24)
 Net income.............                                                     11,287           11,287
                         --------   ------- ------- ------- ------- -------  ------   ------  ------
 Balance at June 28,
  1998..................    3,000   $   300 190,080 $19,008 126,920 $12,692  43,098   (3,880) 71,218
                         ========   ======= ======= ======= ======= =======  ======   ======  ======



  The accompanying notes are an integral part of these financial statements.

                              WORLD CARPETS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                     YEAR ENDED
                                                                      JUNE 28,
                                                                        1998
                                                                     ----------
Cash flows from operating activities
  Net income........................................................  $11,287
  Adjustments to reconcile net income to net cash provided by operating activities
   Depreciation.....................................................    8,059
   Amortization.....................................................    1,030
   Deferred income taxes............................................   (2,395)
   Gain on disposal of property, plant and equipment................     (662)
   Changes in operating assets and liabilities
    Accounts receivable.............................................    2,165
    Inventories.....................................................    2,291
    Other assets....................................................   (1,633)
    Cash overdraft..................................................     (984)
    Accounts payable................................................   (6,758)
    Accrued liabilities and estimated product claims................    2,045
                                                                      -------
      Net cash provided by operating activities.....................   14,445
                                                                      -------
Cash flows from investing activities
  Collections on note receivable from shareholder...................      895
  Refund from business acquisition..................................    1,859
  Proceeds from sale of property, plant and equipment...............    1,109
  Purchases of property, plant and equipment........................  (11,217)
                                                                      -------
      Net cash used in investing activities.........................   (7,354)
                                                                      -------
Cash flows from financing activities
  Proceeds from issuance of long-term debt..........................    1,311
  Payments of long-term debt........................................   (9,131)
  Dividends paid....................................................      (24)
                                                                      -------
      Net cash used in financing activities.........................   (7,844)
                                                                      -------
Net decrease in cash................................................     (753)
Cash and restricted cash, beginning of year.........................      898
                                                                      -------
Cash and restricted cash, end of year...............................  $   145
                                                                      =======
  Cash paid for interest............................................  $ 8,287
                                                                      =======
  Cash paid for taxes...............................................  $   956
                                                                      =======


   The accompanying notes are an integral part of these financial statements.

                               WORLD CARPET, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF ACCOUNTING POLICIES

  World Carpets, Inc. and its wholly owned subsidiary, World Commercial Carpets, Inc. (the "Company") is a manufacturer of residential and commercial carpet sold principally throughout the United States. The Company designs, manufactures and markets carpet and rugs in a broad range of colors, textures and patterns. The Company is widely recognized through its premier brand names, some of which are "WundaWeave," "CustomWeave," "Zenith" and "Sunrise", and markets its products primarily through carpet retailers, home centers, mass merchandisers, department stores, commercial dealers and commercial end users. The Company's operations are vertically integrated from the extrusion of resin into fiber, to the conversion of fiber into yarn and to the manufacture and shipment of finished carpet and rugs.

  The more significant accounting policies followed by the Company are summarized below:

PRINCIPLES OF CONSOLIDATION

  The accompanying consolidated financial statements include the accounts of World Carpets, Inc. and its wholly-owned subsidiary, World Commercial Carpets, Inc. All significant transactions are eliminated in consolidation.

ACCOUNTS RECEIVABLE

  For trade accounts, an allowance for doubtful accounts is provided based upon industry average, historical bad debt experience and periodic evaluations of the aging of accounts. Receivables are written off when deemed to be uncollectible and recoveries are credited to the allowance account when received. Accounts receivable also includes reserves for discounts, returns and other items which are determined based on historical experience and specific activity where applicable.

INVENTORIES

  Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (FIFO) method for valuing substantially all of its inventories.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is recorded at cost. Additions and improvements are capitalized while maintenance and repairs are charged to expense as incurred.

  The Company computes depreciation using the straight-line method over the estimated useful lives of the assets which range from three to forty years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gains or losses are included in income. The Company evaluates impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Measurement of impairment losses is based on the fair value of the applicable assets.

                               WORLD CARPET, INC.

  The Company capitalizes leased property and equipment meeting certain criteria. The accompanying balance sheet reflects all capitalized leased machinery and equipment as assets and the related obligations are included in the current and non-current portion of long-term debt. Capital lease assets are amortized on a straight-line basis over the lease terms. Amortization of the capital lease assets is included in depreciation expense in the accompanying financial statements.

OTHER ASSETS

  Other assets consist principally of the cash surrender value of life insurance, deferred financing costs, and goodwill. Deferred financing costs are amortized over the term of the related loans. Goodwill, representing the excess of the purchase cost over the fair value of net assets acquired in the acquisitions of certain assets of Wunda Weve Carpets, Inc. and Sunrise Carpet Industries, Inc. & Affiliates, is being amortized over 15 years on a straight-line basis. The Company periodically reviews goodwill to assess recoverability. Any significant impairment would be recognized in operating results if a permanent decline in value were to occur.

BOOK OVERDRAFT

  Book overdraft represents outstanding checks written which have not been presented to the bank for payment.

ESTIMATED PRODUCT CLAIMS

  The estimated cost of future product claims is determined based on historical claim percentages incurred by the Company. The amount is classified as a current liability if expected to be settled within one year, with the balance being classified as a long-term liability.

INCOME TAXES

  The Company reports the effects of income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." This asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of existing assets and liabilities. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax laws or rates.

FISCAL YEAR

  The Company's operations are reported on a fifty-two, fifty-three week basis with the fiscal year ending on the Sunday nearest June 30. Fiscal year 1998 included 52 weeks.

FAIR VALUE OF FINANCIAL INSTRUMENTs

  The carrying amount reported in the balance sheet for cash and restricted cash, accounts receivable, shareholder receivable and accounts payable approximate fair value because of the short-term maturity of these financial instruments.

                              WORLD CARPETS, INC.

  The carrying amount reported for long-term debt approximates fair value as significantly all of the underlying instruments are variable rate notes that reprice frequently.

  RISKS AND UNCERTAINTIES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  RESEARCH AND DEVELOPMENT COSTS

  Product development costs are expensed by the Company as incurred. These costs approximated $2,642,000 for the year ended June 28, 1998.

  NEW ACCOUNTING PRONOUNCEMENTS

  In 1997 and 1998, the Financial Accounting Standards Board issued Statement No. 130, (FAS 130) "Reporting Comprehensive Income", Statement No. 131, (FAS 131) "Disclosures and Segments of an Enterprise and Related Information", Statement No. 132, (FAS 132) "Employers' Disclosures about Pensions and Other Postretirement Benefits" and Statement No. 133, (FAS
  133) "Accounting for Derivative Instruments and Hedging Activities". FAS 130, FAS 131 and FAS 132 are effective for fiscal years beginning after December 15, 1997. FAS 133 is effective for fiscal years beginning after July 15, 1999. FAS 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. FAS 131 requires companies to report certain financial and descriptive information about their reportable operating segments, including related disclosures about products and services, geographic areas and major customers. FAS 132 suggests combined formats for presentation for pension and other postretirement benefit disclosures. FAS 132 also permits reduced disclosures for non public entities. FAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. The Company does not believe the implementation of FAS 130, FAS 131, FAS 132 or FAS 133 will have a material effect on its consolidated financial statements.

2. NOTE RECEIVABLE FROM SHAREHOLDER

  A note receivable from shareholder was prepaid December 19, 1997, which included $774,000 of principal and $13,000 of interest. The note receivable from shareholder totaled $895,000 at June 29, 1997 and called for bi-weekly principal and interest, at 7.6% instalments through 2007.

                              WORLD CARPETS, INC.

3. INVENTORIES

  Inventories consist of the following:

                                                                     JUNE 28,
                                                                       1998
                                                                   (IN THOUSANDS
                                                                    OF DOLLARS)
                                                                   -------------
      Finished goods..............................................    $31,103
      Work-in-progress............................................      9,313
      Raw materials and other.....................................     35,354
                                                                      -------
                                                                      $75,770
                                                                      =======

4.PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                                                     JUNE 28,
                                                                       1998
                                                                   (IN THOUSANDS
                                                                    OF DOLLARS)
                                                                   -------------
      Land and improvements.......................................   $  4,085
      Buildings and leasehold improvements........................     35,140
      Machinery and equipment.....................................    107,265
      Equipment under capital leases..............................      4,980
      Construction in progress....................................      3,728
                                                                     --------
                                                                      155,198
      Less accumulated depreciation and amortization..............    (83,915)
                                                                     --------
                                                                     $ 71,283
                                                                     ========

  Included in land and improvements and buildings and leasehold improvements are nonoperating assets with a net book value of approximately $1,687,000. Certain of these assets are leased by the Company to third parties under short-term operating lease agreements. Rental income from the lease agreements totaling $324,000, for year ended June 28, 1998, is included as other income in the accompanying statement of operations.

                              WORLD CARPETS, INC.

5.OTHER ASSETS

  Other assets consist of the followings:

                                                                     JUNE 28,
                                                                       1998
                                                                   (IN THOUSANDS
                                                                    OF DOLLARS)
                                                                   -------------
      Goodwill....................................................    $ 8,821
      Loan origination fees.......................................        871
      Other.......................................................        593
                                                                      -------
                                                                       10,285
      Accumulated amortization....................................     (1,418)
                                                                      -------
      Less accumulated depreciation and amortization..............    $ 8,867
                                                                      =======

6.ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                                     JUNE 28,
                                                                       1998
                                                                   (IN THOUSANDS
                                                                    OF DOLLARS)
                                                                   -------------
      Payroll and related withholdings............................    $ 4,814
      Professional fees and settlement............................      2,593
      Self-insurance reserves.....................................      3,246
      Other.......................................................      4,480
                                                                      -------
                                                                      $15,133
                                                                      =======

7.LONG-TERM DEBT

  Long-term debt consists of the following:

                                                                     JUNE 28,
                                                                       1998
                                                                   (IN THOUSANDS
                                                                    OF DOLLARS)
                                                                   -------------
      Revolving line of credit....................................    $58,872
      Term loans..................................................     21,857
      Capital lease obligations...................................      3,812
                                                                      -------
                                                                       84,541
      Less current maturities.....................................     (5,570)
                                                                      -------
                                                                      $78,971
                                                                      =======

  Under the amended terms of the Company's revolving and term loan facility, the Company can borrow up to $102 million, based on eligible accounts receivable and inventory balances. Interest on the revolving credit facility is payable monthly at a rate equal to the prime rate minus .25% or the London Interbank Offering Rate ("LIBOR") plus 2% (8.25% at June 28,
  1998). Interest on the term loans is payable monthly at a rate equal to the prime rate plus .25 % or LIBOR plus 2.5% (8.5% at June 28, 1998). The line of credit expires February 7, 2002. The term loans are payable in sixty equal monthly principal installments of approximately $321,000,

                              WORLD CARPETS, INC.

  plus interest at the rate stated above. The loans are secured by substantially all accounts receivable, inventory and property, plant and equipment of the Company.

  Under the terms of the revolving line of credit agreement, the Company incurs a fee equal to 3/8% per year on the unused balance of the revolving line of credit. The fee is payable monthly.

  The loan agreement requires that the Company maintain certain levels of working capital and net worth during the term of the loans. The agreement also limits capital expenditures, the payment of dividends and imposes certain financing restrictions. The Company violated a financial covenant requiring that a specified portion of capital expenditures be financed during the year ended June 28, 1998. The Company has obtained a waiver for this condition of default.

  As of June 28, 1998, debt maturities, including capital lease obligations, net of imputed interest, for the next five fiscal years are as follows:

                                                                CAPITAL
                                                                 LEASE
   FISCAL YEAR                                         DEBT   OBLIGATIONS TOTAL
   -----------                                        ------- ----------- ------
                                                      (IN THOUSANDS OF DOLLARS)
   1999.............................................. $ 3,857    1,713     5,570
   2000..............................................   3,857      963     4,820
   2001..............................................   3,857      657     4,514
   2002..............................................  69,158      248    69,406
   2003..............................................     --       231       231
                                                      -------    -----    ------
                                                      $80,729    3,812    84,541
                                                      =======    =====    ======

8. EMPLOYEE BENEFIT PLAN

  The Company maintains the World Carpet Savings Retirement Plan (the "Plan"), a defined contribution 401(k) plan covering substantially all employees. Employees are eligible to participate upon completion of one year of service. Under the terms of the Plan, the Company may match employee contributions up to a maximum of 2% of the employee's salary and employees vest in the contributions based on years of credited service. For the year ended June 28, 1998, the Company contributed approximately $698,000, to the Plan.

                              WORLD CARPETS, INC.

9. INCOME TAXES

  The components of the income tax benefit are as follows:

                                                                   YEAR ENDED
                                                                    JUNE 28,
                                                                      1998
                                                                  (IN THOUSANDS
                                                                   OF DOLLARS)
                                                                  -------------
      Current
        Federal.................................................     $ (146)
        State...................................................        (94)
                                                                     ------
                                                                       (240)
      Deferred
        Federal.................................................      2,275
        State...................................................        120
                                                                     ------
                                                                     $2,155
                                                                     ======

  The difference between the U.S. federal statutory tax rate and the Company's effective tax rate are as follows:

                                                                    JUNE 28,
                                                                      1998
                                                                  (IN THOUSANDS
                                                                   OF DOLLARS)
                                                                  -------------
      Federal statutory tax rate................................         34 %
      State income taxes (net of federal federal income tax ben-
       efit)....................................................        3.8
      Reduction in valuation of reserve for deferred tax as-
       sets.....................................................      (64.5)
      Other.....................................................        2.5
                                                                     ------
      Effective (benefit) tax rate..............................      (24.2)%
                                                                     ======

  The deferred tax assets and deferred tax liabilities recorded on the balance sheet are as follows:

                                                                DEFERRED TAX
                                                            ASSETS (LIABILITIES)
                                                                  JUNE 28,
                                                                    1998
                                                               (IN THOUSANDS
                                                                OF DOLLARS)
                                                            --------------------
      Accounts receivable reserves.........................        $3,051
      Depreciation and amortization........................        (4,478)
      Accrued liabilities..................................         5,656
      Inventories..........................................         1,332
      Allowance for bad debts..............................           693
      Loss carryforwards...................................         2,057
      Tax credit carryforwards.............................           659
                                                                   ------
                                                                   $8,970
                                                                   ======

  As of June 28, 1998, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $6,049,000 available to reduce taxable income. The Company's net operating loss carryforwards begin expiring in 2005 and will continue to expire

                              WORLD CARPETS, INC.

  through 2006. During the year ended June 28, 1998, the Company utilized approximately $6,897,000 of its net operating loss carryforwards to offset current taxable income and reduced its valuation allowance by $5,893,000.

  Under the Tax Reform Act of 1986, if certain substantial changes in the Company's ownership were to occur in the future, there would be an annual limitation on the amount of operating loss carryforwards which could be used to offset future taxable income.

10. COMMITMENTS AND CONTINGENCIES

  LEASE COMMITMENTS

  The Company leases warehouses and certain equipment under noncancelable operating leases with terms in excess of one year. At June 28, 1998, future minimum annual lease payments required by these operating leases approximate the following:

      FISCAL YEAR                                                 (IN THOUSANDS)
      -----------                                                 --------------
      1999.......................................................     $  226
      2000.......................................................        107
      2001.......................................................        107
      2002.......................................................        107
      2003 and thereafter........................................      2,090
                                                                      ------
                                                                      $2,637
                                                                      ======

  Total rent expense charged to operations approximated $652,000, for the year ended June 28, 1998. Substantially all operating lease agreements have provisions for escalation in rents based on changes in the consumer price index.

  LITIGATION AND OTHER MATTERS

  The Company recorded $925,000 in fiscal year 1998 to record final settlement amounts for certain litigation. Management does not anticipate any additional costs from this matter. There are other claims pending against the Company with respect to workers' compensation, product liability, sales taxes and other matters arising out of the ordinary conduct of business. The ultimate result of these claims is not determinable at June 28, 1998. However, in the opinion of management, adequate provision for anticipated costs has been made in the financial statements. Management does not anticipate any additional costs from this matter.

11. PREFERRED AND COMMON STOCK

  The Company has two classes of issued and outstanding preferred stock. Class A Preferred Stock shareholders are entitled to receive dividends at 8% of the par value from current or retained earnings when declared by the Board of Directors. Dividends on the Class A Preferred Stock are cumulative and are payable before any dividends may be paid on the Class B Preferred Stock or the Class C Common Stock. During fiscal 1998, the Company paid $24,000

                              WORLD CARPETS, INC.

  of dividends in arrears for Class A preferred stock. The liquidation preference for Class A Preferred Stock is its par value plus accumulated, unpaid dividends.

  Class B Preferred Stock shareholders are entitled to receive dividends at 10% of the par value from current or retained earnings when declared by the Board of Directors. Dividends on the Class B Preferred Stock are noncumulative and are payable before any dividends may be paid on the Class C Common Stock. The liquidation preference for Class B Preferred Stock is its par value.

  Shares of Class B Preferred Stock are convertible by their original holders to Class C Common Stock. At the conversion date, each Class B Preferred Stock share may be exchanged for the number of Class C Common Stock shares which have a fair market value of $100 with fair market value determined by an independent third party.

  Any sales, transfers or purchases of the Company's outstanding shares are subject to shareholders' agreement.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet of Mohawk gives effect to the merger with World as if the merger took place on September 26, 1998. The merger has been accounted for as a pooling-of-interests. All of the outstanding shares of World capital stock have been exchanged for approximately 4.9 million shares of Mohawk common stock. The unaudited pro forma condensed consolidated statements of earnings give effect to the merger as if the merger took place on January 1, 1995. It is expected that Mohawk and World will incur approximately $12.1 million, after income taxes, in non-recurring charges related to the merger (primarily legal, accounting, investment banking, loan termination and employee bonus costs) during the quarter in which the merger is consummated. These payments will be recorded as a post-merger charge to the combined statement of earnings of Mohawk and World in the quarter in which the merger was consummated, but they have not been included in the pro forma statement of earnings data. The pro forma information should be read in conjunction with the consolidated financial statements of Mohawk included in Mohawk's 1997 annual report (which is included in Mohawk's Form 10-K for the year ended December 31, 1997), Mohawk's quarterly report on Form 10-Q for the quarter ended September 26, 1998 and the financial statements of Mohawk and World included elsewhere herein. The pro forma condensed consolidated financial data are not necessarily indicative of actual or future operating results or financial position that will occur upon consummation of the merger.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 26, 1998
                                 (IN THOUSANDS)

                                        ACTUAL
                                  ------------------  PRO FORMA        PRO FORMA
                                    MOHAWK    WORLD  ADJUSTMENTS       COMBINED
                                  ---------- ------- -----------       ---------
             ASSETS
Current assets:
  Cash........................... $      --       72       --                 72
  Receivables....................    307,069  53,252    (5,976)(1)       354,345
  Inventories....................    356,266  75,479       --            431,745
  Prepaid expenses...............      4,821     360       --              5,181
  Deferred income taxes..........     27,670   9,535       --             37,205
                                  ---------- -------  --------         ---------
    Total current assets.........    695,826 138,698    (5,976)          828,548
Property, plant and equipment,
 net.............................    340,892  72,958       --            413,850
Other assets.....................     90,401   8,678       --             99,079
                                  ---------- -------  --------         ---------
                                  $1,127,119 220,334    (5,976)        1,341,477
                                  ========== =======  ========         =========
  LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities:
  Current portion of long-term
   debt.......................... $   32,209   6,111       --             38,320
  Accounts payable and accrued
   expenses......................    305,521  65,050     7,093 (1)(2)    377,664
                                  ---------- -------  --------         ---------
    Total current liabilities....    337,730  71,161     7,093           415,984
Deferred income taxes............     28,391   1,920       --             30,311
Long-term debt...................    268,365  72,754       --            341,119
Other long-term liabilities......      5,363     969      (969)(1)         5,363
                                  ---------- -------  --------         ---------
    Total liabilities............    639,849 146,804     6,124           792,777
                                  ---------- -------  --------         ---------
Stockholders' equity:
  Capital stock..................        524  28,120   (28,071)(3)           573
  Additional paid-in capital.....    139,593     --     28,071 (3)       167,664
  Retained earnings..............    347,153  45,410   (12,100)(2)       380,463
                                  ---------- -------  --------         ---------
    Total stockholders' equity...    487,270  73,530   (12,100)          548,700
                                  ---------- -------  --------         ---------
                                  $1,127,119 220,334    (5,976)        1,341,477
                                  ========== =======  ========         =========

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Reflects reclassification of certain of World's reserves from liabilities to accounts receivable to reflect Mohawk's presentation.

(2) Reflects $12.1 million of after tax, non-recurring charges related to the merger.

(3) Reflects issuance of approximately 4.9 million shares of Mohawk common stock in the merger.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 26, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         ACTUAL
                                   ------------------   PRO FORMA    PRO FORMA
                                     MOHAWK    WORLD   ADJUSTMENTS   COMBINED
                                   ---------- -------  -----------   ---------
Net sales......................... $1,582,494 331,565    (3,661)(3)  1,910,398
Cost of sales.....................  1,191,644 256,955     4,168 (3)  1,452,767
                                   ---------- -------    ------      ---------
  Gross profit....................    390,850  74,610    (7,829)       457,631
Selling, general and
 administrative expenses..........    244,116  59,736    (7,829)(3)    296,023
                                   ---------- -------    ------      ---------
  Operating income................    146,734  14,874       --         161,608
                                   ---------- -------    ------      ---------
Other expense:
  Interest expense................     16,338   5,663       --          22,001
  Other expense (income), net.....      1,752    (950)      --             802
                                   ---------- -------    ------      ---------
                                       18,090   4,713       --          22,803
                                   ---------- -------    ------      ---------
  Earnings before income taxes....    128,644  10,161       --         138,805
Income tax expense (benefit)......     50,815    (716)    5,893(4)      55,992
                                   ---------- -------    ------      ---------
  Net earnings.................... $   77,829  10,877    (5,893)        82,813
                                   ========== =======    ======      =========
Basic earnings per share.......... $     1.49                             1.45
                                   ==========                        =========
Weighted-average common shares
 outstanding......................     52,310             4,900(2)      57,210
                                   ==========            ======      =========
Diluted earnings per share........ $     1.47                             1.43
                                   ==========                        =========
Weighted-average common and
 dilutive potential common shares
 outstanding......................     53,057             4,900(2)      57,957
                                   ==========            ======      =========

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    ACTUAL
                              ------------------
                                                   PRO FORMA     PRO FORMA
                                MOHAWK    WORLD   ADJUSTMENTS    COMBINED
                              ---------- -------  -----------    --------- ---
Net sales.................... $1,901,352 430,932     (4,943)(3)  2,327,341
Cost of sales................  1,464,697 337,849      5,591 (3)  1,808,137
                              ---------- -------   --------      ---------
  Gross profit...............    436,655  93,083    (10,534)       519,204
Selling, general and
 administrative expenses.....    286,996  78,066    (10,534)(3)    354,528
Carrying value reduction of
 property, plant and
 equipment and other assets..      5,500     --         --           5,500
Compensation expense for
 stock option exercises......      2,600     --         --           2,600
                              ---------- -------   --------      ---------
  Operating income...........    141,559  15,017        --         156,576
                              ---------- -------   --------      ---------
Other expense:
  Interest expense...........     26,457   8,094        --          34,551
  Other expense (income),
   net.......................      2,656  (2,209)       --             447
                              ---------- -------   --------      ---------
                                  29,113   5,885        --          34,998
                              ---------- -------   --------      ---------
  Earnings before income
   taxes.....................    112,446   9,132        --         121,578
Income tax expense
 (benefit)...................     44,416  (2,155)     5,893 (4)     48,154
                              ---------- -------   --------      ---------
  Net earnings............... $   68,030  11,287     (5,893)        73,424
                              ========== =======   ========      =========
Basic earnings per share..... $     1.31                              1.29
                              ==========                         =========
Weighted-average common
 shares outstanding..........     51,912              4,900 (2)     56,812
                              ==========           ========      =========
Diluted earnings per share... $     1.30                              1.28
                              ==========                         =========
Weighted-average common and
 dilutive potential common
 shares outstanding..........     52,403              4,900 (2)     57,303
                              ==========           ========      =========

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          ACTUAL
                                    ------------------
                                                         PRO FORMA    PRO FORMA
                                      MOHAWK    WORLD   ADJUSTMENTS   COMBINED
                                    ---------- -------  -----------   ---------
Net sales.........................  $1,779,389 377,811    (4,184)(3)  2,153,016
Cost of sales.....................   1,372,022 298,691     4,508 (3)  1,675,221
                                    ---------- -------    ------      ---------
  Gross profit....................     407,367  79,120    (8,692)       477,795
Selling, general and
 administrative expenses..........     284,194  65,268    (8,692)(3)    340,770
Restructuring costs...............         700     --        --             700
Carrying value reduction of
 property, plant and equipment and
 other assets.....................       3,060     --        --           3,060
                                    ---------- -------    ------      ---------
  Operating income................     119,413  13,852       --         133,265
                                    ---------- -------    ------      ---------
Other expense:
  Interest expense................      31,486   6,036       --          37,522
  Other expense (income), net.....       5,202  (1,122)      --           4,080
                                    ---------- -------    ------      ---------
                                        36,688   4,914       --          41,602
                                    ---------- -------    ------      ---------
  Earnings before income taxes....      82,725   8,938       --          91,663
Income tax expense (benefit)......      33,675  (1,778)    6,388 (4)     38,285
                                    ---------- -------    ------      ---------
  Net earnings....................  $   49,050  10,716    (6,388)        53,378
                                    ========== =======    ======      =========
Basic earnings per share..........  $     0.96                             0.95
                                    ==========                        =========
Weighted-average common shares
 outstanding......................      51,260             4,900 (2)     56,160
                                    ==========            ======      =========
Diluted earnings per share........  $     0.95                             0.94
                                    ==========                        =========
Weighted-average common and
 dilutive potential common shares
 outstanding......................      51,849             4,900 (2)     56,749
                                    ==========            ======      =========

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          ACTUAL
                                    ------------------
                                                         PRO FORMA    PRO FORMA
                                      MOHAWK    WORLD   ADJUSTMENTS   COMBINED
                                    ---------- -------  -----------   ---------
Net sales.........................  $1,648,517 319,591    (2,734)(3)  1,965,374
Cost of sales.....................   1,281,887 261,141     2,768 (3)  1,545,796
                                    ---------- -------    ------      ---------
  Gross profit....................     366,630  58,450    (5,502)       419,578
Selling, general and
 administrative expenses..........     282,451  48,327    (5,502)(3)    325,276
Restructuring costs...............       8,439     --        --           8,439
Carrying value reduction of
 property, plant and equipment and
 other assets.....................      23,711     --        --          23,711
Compensation expense for stock
 options..........................       4,000     --        --           4,000
                                    ---------- -------    ------      ---------
  Operating income................      48,029  10,123       --          58,152
                                    ---------- -------    ------      ---------
Other expense:
  Interest expense................      34,998   4,983       --          39,981
  Other expense (income), net.....       2,570  (1,364)      --           1,206
                                    ---------- -------    ------      ---------
                                        37,568   3,619       --          41,187
                                    ---------- -------    ------      ---------
  Earnings before income taxes....      10,461   6,504       --          16,965
Income taxes......................       4,049     491     2,411 (4)      6,951
                                    ---------- -------    ------      ---------
  Net earnings....................  $    6,412   6,013    (2,411)        10,014
                                    ========== =======    ======      =========
Basic earnings per share..........  $     0.13                             0.19
                                    ==========                        =========
Weighted-average common shares
 outstanding......................      49,185             4,900 (2)     54,085
                                    ==========            ======      =========
Diluted earnings per share........  $     0.13                             0.18
                                    ==========                        =========
Weighted-average common and
 dilutive potential common shares
 outstanding......................      50,435             4,900 (2)     55,335
                                    ==========            ======      =========

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(1) Mohawk's fiscal year ends on December 31. Prior to the merger, World's fiscal year ended on the Sunday closest to June 30. In recording the pro forma pooling-of-interests combination, World's financial statements for the nine-month period ended September 27, 1998 were combined with Mohawk's financial statements for the nine-month period ended September 26, 1998 and World's financial statements for the years ended June 28, 1998, June 29, 1997 and June 30, 1996 were combined with Mohawk's financial statements for the years ended December 31, 1997, 1996 and 1995, respectively.

(2) All of the outstanding shares of World capital stock have been converted into approximately 4.9 million shares of Mohawk common stock.

(3) Reflects the reclassification of World freight expense to net sales and World cut order department expense to cost of sales to conform to Mohawk's presentation.

(4) Adjustment to reverse World's deferred tax asset valuation allowance which is not required based on Mohawk's ability to use World's net operating loss carryforwards.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  MOHAWK INDUSTRIES, INC.
                                          _____________________________________
                                                      (Registrant)


Date  November 20, 1998                           /s/ Frank H. Boykin
                                          _____________________________________
                                                     Frank H. Boykin
                                                  Corporate Controller